Hub Group, Inc.
377 East Butterfield Road
Suite 700
Lombard, Illinois 60148



December 24, 1998

Mr. Dan Sellers
3526 Winterberry Circle
Louisville, Kentucky 40207

Dear Dan:

The purpose of this letter is to inform you that Hub Group will pay you $200,000 should Hub Group be sold to a third party and, due to that sale, either of the following happens (i) you are terminated without cause or (ii) Phillip C. Yeager or his immediate descendants cease to run the day-to-day operations of Hub Group.

Please contact me with any questions.

Sincerely,

By /s/ David P. Yeager
  --------------------
      David P. Yeager
      Vice Chairman and Chief Executive Officer